Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AND LOCK-UP AGREEMENT

This First Amendment (this “Amendment”), dated as of October 2, 2017, to that certain Restructuring Support and Lock-Up Agreement, dated as of June 12, 2017 (including the Restructuring Term Sheet exhibited thereto, and, as amended by this Amendment and as may be further amended, supplemented, or otherwise modified from time to time, the “RSA”), by and among (i) GenOn Energy, Inc. (“GenOn”), GenOn Americas Generation LLC (“GAG”), and certain of their directly and indirectly-owned subsidiaries listed on the signature pages hereto (collectively, the “Debtors”), (ii) NRG Energy, Inc. (“NRG”), in its capacity as both a holder of interests in GenOn and as a holder of claims under that certain Revolving Credit Agreement dated December 12, 2012, among NRG Energy, Inc., GenOn, and NRG Americas, Inc., and (iii) the undersigned Required Consenting GenOn Noteholders(1) (such undersigned Required Consenting GenOn Noteholders, the Debtors and NRG, collectively the “Amendment Parties”).

RECITALS

WHEREAS, Section 12 of the RSA provides that the RSA, including the Restructuring Term Sheet, may not be modified, amended, supplemented or waived in any manner except in writing signed by each of the Debtors, NRG, and the Required Consenting GenOn Noteholders;(2) and

WHEREAS, the Amendment Parties desire to amend the RSA (including, for the avoidance of doubt, the Restructuring Term Sheet) as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Amendment Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.                  Amendments to the RSA and Restructuring Term Sheet.  The Amendment Parties hereby agree to amend the RSA as follows:

1.01.                     all references to the Ad Hoc Committee shall be deemed to include, as applicable, (i) the committee of certain Consenting GAG Noteholders (the “GAG Ad Hoc Group”) represented by Quinn Emanuel Urquhart & Sullivan, LLP (“Quinn Emanuel”) and (ii) the committee of certain Consenting GenOn Noteholders (the “GenOn Ad Hoc Group”) represented by Davis Polk & Wardwell LLP (“Davis Polk”);

1.02.                     references to “counsel” to the Ad Hoc Committee, Consenting Noteholders or Requisite Consenting Noteholders shall be deemed to refer to (i) in respect of the GenOn Ad Hoc Group and/or Consenting Noteholders that are Consenting GenOn Noteholders, Davis Polk and (ii) in respect of the GAG Ad Hoc Group and/or Consenting Noteholders that are Consenting GAG Noteholders, Quinn Emanuel;

(1)  Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the RSA.

(2)  The RSA may be amended without the Required Consenting GAG Noteholders so long as such modification, amendment, supplement, or waiver does not constitute an Adverse GAG Treatment Event.

1.03.                     references to the “advisors” to the Ad Hoc Committee, Consenting Noteholders or Requisite Consenting Noteholders shall be deemed to refer to (i) in respect of the GenOn Ad Hoc Group and/or Consenting Noteholders that are Consenting GenOn Noteholders, Davis Polk and Ducera Partners LLC and (ii) in respect of the GAG Ad Hoc Group and/or Consenting Noteholders that are Consenting GAG Noteholders, Quinn Emanuel and Ducera Partners LLC;

1.04.                     notices delivered or to be delivered to any Consenting Noteholder under the First Amended RSA shall not be deemed given under Section 13.09 thereof unless (a) if to one or more Consenting GAG Noteholders, the GAG Ad Hoc Group or the GAG Steering Committee, delivered to Quinn Emanuel at the notice address set forth in the RSA or (b) if to one or more Consenting GenOn Noteholders, the GenOn Ad Hoc Group or the GenOn Steering Committee, Davis Polk at 450 Lexington Avenue, New York, NY 10017, Attn: Damian S. Schaible (damian.schaible@davispolk.com), Eli J. Vonnegut (eli.vonnegut@davispolk.com) and Angela M. Libby (angela.libby@davispolk.com);

1.05.                     the second “WHEREAS” clause in the Recitals to the RSA shall be amended and restated in its entirety as follows:

“WHEREAS, the Backstop Parties have committed to provide a backstop for the Exit Financing (the “Backstop Financing”) to consummate the Restructuring;”

1.06.                     section 3(a)(ix) of the RSA shall be amended and replaced in its entirety with the following, with all corresponding references to the “Notes Offering Procedures” and the “Notes Offering Approval Order” deleted in their entirety:

“Reserved;”

1.07.                     section 4(a)(iii) of the RSA shall be amended and replaced in its entirety with the following:

“Reserved;”

1.08.                     section 11.01(l) of the RSA shall be amended and replaced in its entirety with the following:

“Reserved;”

1.09.                     the following definitions set forth in Exhibit 1 of the Restructuring Term Sheet shall be amended and restated in their entirety as follows:

Backstop Commitment	The commitment of the Backstop Parties to backstop the Exit Financing, as set forth in the Backstop Commitment Letter.

Backstop Commitment Letter

That certain commitment letter, and all exhibits thereto, entered into by GenOn, GAG, the Backstop Parties, and the other parties thereto contemporaneously with execution of the Restructuring Support Agreement, as may be amended, supplemented, or modified from time to time in accordance with the terms thereof.

Backstop Financing Term Sheet	The term sheet attached as Exhibit A to the Backstop Commitment Letter.

Ducera Engagement Letter

That certain engagement letter dated as of May 17, 2016, by and among Ducera Partners LLC, Ropes & Gray LLP, and GenOn Energy, Inc., as amended from time to time and as assumed by Davis Polk & Wardwell LLP and Quinn Emanuel Urquhart & Sullivan, LLP.

Executive Employment Agreement	That certain employment agreement for GenOn’s current Chief Executive Officer, dated April 7, 2017, as amended from time to time.

Exit Financing

The debt instruments to be issued or executed as part of any exit financing facility or other lender arrangement obtained by the Debtors prior to the Effective Date in form and substance reasonably acceptable to the GenOn Steering Committee and, to the extent they are Exit Financing Participants, the Backstop Parties, which may include the New Secured Notes, the New Exit Credit Facility, and/or one or more alternative financing instruments issued and/or executed in connection with the Exit Financing.

Exit Financing Participants	The Note Purchasers and/or Lender Parties that provide all or part of the Exit Financing.

Fee Letters

Collectively, (i) that certain fee letter dated as of September 21, 2016, by and between Ropes & Gray LLP and GenOn Energy, Inc., (ii) that certain fee letter, dated as of May 12, 2017, by and between Davis Polk & Wardwell LLP and GenOn Energy, Inc. as amended from time to time and (iii) the Ducera Engagement Letter.

New Exit Credit Facility

That certain senior secured credit facility or facilities, consisting of the New Exit Revolving Credit Facility, any term loans, revolving credit loans, synthetic or other letter of credit facilities and/or one or more other financing arrangements, if any, to be entered into by the Reorganized Debtors on the Effective Date.

New Exit Revolving Credit Facility	Any amounts provided by the Lender Parties under a senior secured revolving credit facility for the purposes of funding the Reorganized Debtors’ working capital and other operational needs.

New Secured Notes	Those certain new senior secured notes, if any, to be issued to the Note Purchasers in accordance with the terms of the Backstop Commitment Letter or otherwise as part of the Exit Financing.

Note Purchasers	The Backstop Parties and/or such other parties that acquire New Secured Notes in connection with the Exit Financing.

Noteholder Advisors

The following current or former professional advisors to the GenOn Ad Hoc Group or the GAG Ad Hoc Group, including the following: Davis Polk & Wardwell LLP; Ropes & Gray LLP; Ducera Partners LLC; Carmen L. Gentile, PLLC; Quinn Emanuel Urquhart & Sullivan, LLP; Richards, Layton & Finger, PA; Porter Hedges LLP; Couch White, LLP; and one local bankruptcy counsel in such jurisdiction that the Debtors commence the Chapter 11 Cases.

1.10.                     the following definitions set forth in Exhibit 1 of the Restructuring Term Sheet shall be deleted in their entirety: (i) Indenture Trustee; (ii) New Employment Agreement;(3) (iii) New Secured Notes Offering; (iv) Notes Offering Procedures; (v) Rights Recipients; and (vi) Subscription Rights.

1.11.                     the section of the Restructuring Term Sheet captioned “Class 4: GenOn Notes Claims” is hereby amended by (i) substituting the word “any” for the word “the” immediately preceding the words “Management Incentive Plan” in subsection (a) thereof, and (ii) deleting subsection (c) in its entirety; and

(3)  The definition of Executive Employment Agreement shall replace all references to the New Employment Agreement.

1.12.                     the section of the Restructuring Term Sheet captioned “Management Incentive Plan” is amended and restated in its entirety as follows:

“The Reorganized GenOn Board may, in its sole discretion, implement a management incentive plan (including through the issuance of New Common Stock) for certain of the Debtors’ directors, officers, and employees (the “Management Incentive Plan”).”

1.13.                     the section of the Restructuring Term Sheet captioned “Exit Financing” is amended and restated in its entirety as follows:

“On the Effective Date, the Reorganized Debtors, any Non-Debtor Subsidiaries agreed to by the Debtors and the Exit Financing Participants shall consummate the Exit Financing, subject to negotiation and execution of definitive documents acceptable to the Debtors, the GenOn Steering Committee, the Backstop Parties to the extent they are Exit Financing Participants, and the Exit Financing Participants.  The aggregate principal amount and the structure of the Exit Financing shall be reasonably determined by the Debtors, the GenOn Steering Committee, the Backstop Parties to the extent they are Exit Financing Participants, and the Exit Financing Participants to be reasonably necessary to fund the Debtor’s obligations hereunder and other working capital needs of the Reorganized Debtors, and any Backstop Financing may be decreased by the amount of excess cash on the balance sheet, as determined in good faith by the Debtors and the Group B Backstop Parties in accordance with the Backstop Commitment Letter and taking into account the future needs of Reorganized GenOn.”

1.14.                     the section of the Restructuring Term Sheet captioned “Conditions Precedent to Confirmation and Effectiveness” is hereby amended by substituting the word “any” for the word “the” immediately before the words “Management Incentive Plan” in clause (iii)(c) thereof;

1.15.                     the second sentence of the section of the Restructuring Term Sheet captioned “Charter; Bylaws; Corporate Governance” is hereby amended and restated in its entirety as follows:

“As of the Effective Date, the Reorganized GenOn Board will be comprised of seven (7) members designated by the GenOn Steering Committee, in its sole discretion, subject to increase or decrease at the discretion of the GenOn Steering Committee.”

1.16.                     the first paragraph of the section of the Settlement Term Sheet captioned “Exit Structure” is hereby amended to add the following words immediately after the words “in good faith”:

“, and which will include an agreement that resolves any potential material adverse impact of the Worthless Stock Deduction”

and

1.17.                     Exhibit 3 to the Restructuring Term Sheet is hereby deleted in its entirety.

Section 2.                  Effect of Amendment; Ratification.  Except as specifically amended or waived hereby, the terms and provisions of the RSA, including all exhibits thereto, are in all other respects ratified and confirmed and remain in full force and effect without modification or limitation.  Except as expressly provided herein, this Amendment shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the RSA, any of the instruments or agreements referred to therein or a waiver of any breach under the RSA, whether or not known to any party thereto, or (ii) to prejudice any right or remedy which any party to the RSA may now have or have in the future under or in connection with the RSA, or any of the instruments or agreements referred to therein, as applicable.

Section 3.                  Effectiveness of This Amendment.  This Amendment shall become effective on the date (such date, the “First Amendment Effective Date”) on which counsel to the Debtors has received signature pages from the parties that comprise the Amendment Parties.  Following the First Amendment Effective Date, all references to the “RSA”, “hereunder”, “hereof” or words of like import in the RSA shall mean and be a reference to the RSA, as amended by this Amendment.

Section 4.                  Governing Law; Trial by Jury Waiver.  Sections 13.04 and 13.05 of the RSA shall apply to this Amendment, mutatis mutandis.

Section 5.                  Execution of Amendment.  This Amendment may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Each individual executing this Amendment on behalf of a Party has been duly authorized and empowered to execute and deliver this Amendment on behalf of said Party.

IN WITNESS WHEREOF, the Amendment Parties have executed this Amendment on the day and year first above written.

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Debtor Signature Page to the Amendment

GenOn Energy, Inc.

By:	/s/ Mark A. McFarland
Name:	Mark A. McFarland
Title:	Chief Executive Officer

GenOn Americas Generation, LLC

By:	/s/ Mark A. McFarland
Name:	Mark A. McFarland
Title:	Chief Executive Officer

Consenting Noteholder Signature Page to the Amendment

Signature pages of Consenting Noteholders on file with the GenOn Entities.

NRG Signature Page to the Amendment

NRG Energy, Inc.

By:	/s/ Brian Curci
Name:	Brian Curci
Title:	Corporate Secretary